UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: April 27, 2010 (April 22, 2010)

(Date of Earliest Event Reported)

PENN VIRGINIA RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

NOT APPLICABLE
(Address of Principal Executive Offices)	(Zip Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On April 22, 2010, Penn Virginia Resource Partners, L.P. (the “Partnership”), Penn Virginia Resource Finance Corporation (“Finance Co” and, together with the Partnership, the “Issuers”) and subsidiaries of the Issuers named therein (the “Guarantors”) entered into an underwriting agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc. and RBC Capital Markets Corporation, as representatives of the several underwriters named therein (the “Underwriters”), and Credit Suisse Securities (USA) LLC, as the qualified independent underwriter, to sell an aggregate of $300,000,000 principal amount of the Issuers’ 8 1/4% Senior Notes due 2018 (the “Notes”) to the Underwriters (the “Offering”). The Notes will be unconditionally guaranteed by the Guarantors.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1, is incorporated herein by reference and is hereby filed. The description of the Underwriting Agreement in this report is a summary and is qualified in its entirety by the terms of the Underwriting Agreement. The net proceeds from the sale of the Notes are estimated to be approximately $292.5 million (after deducting underwriting discounts and commissions and estimated expenses).

Certain of the Underwriters are also lenders under the Partnership’s revolving credit facility (the “Revolver”). More than 8% of the net proceeds of the sale of the Notes will be paid to affiliates of the Underwriters as a result of the repayment of a portion of the borrowings outstanding under the Revolver. In addition, Wells Fargo Bank, N.A., an affiliate of Wells Fargo Securities, LLC, which is one of the Underwriters, will be the trustee under the indenture governing the Notes.

The Underwriters and their affiliates have provided in the past to the Issuers and their affiliates, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for the Issuers and their affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Issuers’ debt or equity securities or loans.

The Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-166103), which became effective upon its filing with the Securities and Exchange Commission on April 16, 2010.

Indenture

On April 27, 2010, the Notes were issued under, and the Issuers and the Guarantors entered into (1) an indenture for senior debt securities (the “Base Indenture”) among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), and (2) a first supplemental indenture among the Issuers, the Guarantors and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes bear interest at a rate of 8 1/4% per year, payable semiannually in arrears on April 15 and October 15 of each year, beginning on October 15, 2010.

In the event of a change of control, as defined in the First Supplemental Indenture, the holders of the Notes may require the Issuers to purchase their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

The Notes are the Issuers’ unsecured, senior obligations, ranking senior in right of payment to the Issuers’ and the Guarantors’ existing and future indebtedness that is expressly subordinated to the Notes, and equal in right of payment with the Issuers’ and the Guarantors’ existing and future unsecured indebtedness that is not by its terms subordinated to the Notes. In addition, the Notes will rank effectively junior to the Issuers’ and the Guarantors’ existing and future secured indebtedness, including indebtedness under the Revolver, to the extent of the value of the assets securing such indebtedness of the Issuers, and will be structurally subordinated to the existing and future indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries.

The Notes initially will be fully, unconditionally and jointly and severally guaranteed on a senior unsecured basis by the Issuers’ subsidiaries named in the Indenture as Guarantors. In the future, the subsidiary guarantees may be released or terminated under certain circumstances. The obligations of each Guarantor will be the general unsecured obligations of such Guarantor and will rank senior in right of payment to the existing and future subordinated indebtedness of such Guarantor and equal in right of payment to all existing and future senior unsecured indebtedness of such Guarantor. In addition, the guarantee by each Guarantor will be effectively junior to the applicable Guarantor’s existing and future secured indebtedness, including its guarantee of indebtedness under the Revolver, to the extent of the value of the assets of such Guarantor constituting collateral securing such indebtedness, and structurally junior to the indebtedness and other liabilities of the Issuers’ non-guarantor subsidiaries.

The Indenture contains covenants that, among other things, limit the Partnership’s ability and the ability of the restricted subsidiaries (as defined in the First Supplemental Indenture) to, under certain circumstances:

•	prepay subordinated indebtedness, pay distributions, redeem stock or make certain other restricted payments;

•	make certain restricted investments;

•	incur indebtedness;

•	create liens on our assets to secure debt;

•	restrict dividends, distributions or other payments from subsidiaries to the Issuers;

•	enter into transactions with affiliates;

•	designate subsidiaries as unrestricted subsidiaries;

•	sell or otherwise transfer or dispose of assets, including equity interests of restricted subsidiaries;

•	use the proceeds of permitted sales of assets;

•	effect a consolidation or merger; and

•	change the Issuers’ line of business.

These covenants are subject to important limitations and exceptions that are described in the Indenture. Certain of the covenants listed above will terminate prior to the maturity date of the Notes if both Standard & Poor’s Rating Service and Moody’s Investors Service, Inc. assign the Notes an investment grade rating in the future and no events of default exist under the Indenture. Any covenants that cease to apply to the Partnership as a result of achieving investment grade ratings will not be restored, even if the credit ratings assigned to the Notes later fall below investment grade.

Copies of the Base Indenture and the First Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2 and are incorporated herein by reference and are hereby filed. The form of Note issued pursuant to the First Supplemental Indenture is included as Exhibit A to the First Supplemental Indenture and incorporated herein by reference. The description of the Indenture in this Form 8-K is a summary and is qualified in its entirety by the terms of the Indenture.

Item 2.03	Creation of Direct Financial Obligation or Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On April 27, 2010, the Issuers issued $300,000,000 principal amount of the Notes in an underwritten public offering. The Notes are governed by the Indenture.

Additional terms and conditions are contained in Item 1.01 and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 22, 2010, the Partnership issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the above information and the press release are being furnished under Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated April 22, 2010, among Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation, the subsidiary guarantors named therein and the representatives of the several underwriters named therein relating to the 8 1/4% Senior Notes due 2018.

4.1	Senior Indenture, dated April 27, 2010, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	First Supplemental Indenture relating to the 8 1/4% Senior Notes due 2018, dated April 27, 2010, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.3	Form of Note for 8 1/4% Senior Notes due 2018 (contained in Exhibit A to Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the 8 1/4% Senior Notes due 2018 and the Guarantees of the Notes.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

99.1	Press Release dated April 22, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 27, 2010

Penn Virginia Resource Partners, L.P.

By:	Penn Virginia Resource GP, LLC,
its general partner

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Item

1.1	Underwriting Agreement, dated April 22, 2010, among Penn Virginia Resource Partners, L.P., Penn Virginia Resource Finance Corporation, the subsidiary guarantors named therein and the representatives of the several underwriters named therein relating to the 8 1/4% Senior Notes due 2018.

4.1	Senior Indenture, dated April 27, 2010, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.2	First Supplemental Indenture relating to the 8 1/4% Senior Notes due 2018, dated April 27, 2010, among Penn Virginia Resource Partners, L.P. and Penn Virginia Resource Finance Corporation, as issuers, the subsidiary guarantors named therein and Wells Fargo Bank, N.A., as trustee.

4.3	Form of Note for 8 1/4% Senior Notes due 2018 (contained in Exhibit A to Exhibit 4.2).

5.1	Opinion of Vinson & Elkins L.L.P. as to the validity of the 8 1/4% Senior Notes due 2018 and the Guarantees of the Notes.

23.1	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

99.1	Press Release dated April 22, 2010.